Exhibit 99.1

ExamWorks Reports Second Quarter 2011 Financial Results

ATLANTA, GA.  August 2, 2011 – ExamWorks Group, Inc. (NYSE: EXAM) a leading provider of independent medical examinations (IMEs), peer reviews, bill reviews and related services, today reported financial results for the second quarter of 2011.

 Second Quarter 2011 Highlights

●	Revenues for the second quarter of 2011 were $106.7 million, an increase of $71.4 million, or 202%, over the year-ago quarter revenue of $35.3 million.

●
Adjusted EBITDA for the second quarter of 2011 was $18.5 million, an increase of $12.3 million, or 198%, over the year-ago quarter adjusted EBITDA of $6.2 million.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

●	On May 10, 2011, we completed the acquisition of Premex Group Limited (Premex) for $108.4 million. Premex contributed $13.6 million in revenues in the second quarter of 2011.

Financial Review

Revenues – For the three months ended June 30, 2011, revenues were $106.7 million, an increase of 202% over the $35.3 million in revenues in the second quarter of 2011.  For the three months ended June 30, 2011, pro forma revenues were $115.7 million compared to $113.9 million of pro forma revenues in the second quarter of 2010.  Pro forma revenues for the three months ended June 30, 2011 and June 30, 2010 assumes that the 2010 and 2011 acquisitions were completed on January 1, 2010.

Costs of revenues – For the three months ended June 30, 2011, costs of revenues were $70.5 million, an increase of 219% over the $22.1 million in costs of revenues in the second quarter of 2010.  Costs of revenues as a percentage of revenues for the second quarter of 2011 was 66% compared to 63% in the second quarter of 2010.  The change was due primarily to higher cost of revenues as a percentage of revenues for the MES acquisition, offset in part by lower cost of revenues as a percentage of revenues for the Premex acquisition.

Selling, general and administrative expenses (“SGA”) – For the three months ended June 30, 2011, SGA expenses were $21.7 million, an increase of 158% over the $8.4 million in SGA expenses in the second quarter of 2010.  The change was primarily due to the acquired SGA for acquisitions completed in 2010 and 2011. Included in SGA expenses in the second quarter of 2011 are $1.4 million in share-based compensation expenses, $1.5 million in acquisition-related transaction costs, and $380,000 in other non-recurring costs.   Included in SGA expenses in the second quarter of 2010 are $184,000 in share-based compensation expenses and $1.2 million in acquisition-related transaction costs.

Depreciation and amortization expenses – For the three months ended June 30, 2011, D&A expenses were $11.5 million, an increase of 219% over the $3.6 million in D&A expenses in the second quarter of 2010.  The change was primarily due to acquisitions completed in 2010 and 2011.  For the three months ended June 30, 2011, depreciation expense was $954,000 and amortization expense was $10.5 million.

Interest and other expenses, net – For the three months ended June 30, 2011, interest and other expenses, net were $3.2 million, an increase of 146% over the $1.3 million in interest and other expenses, net in the second quarter of 2010.  Included in interest and other expenses, net in the second quarter of 2011 are $3.0 million of interest expenses and deferred loan cost amortization.

Adjusted EBITDA – For the three months ended June 30, 2011, adjusted EBITDA was $18.5 million, an increase of 198% over the $6.2 million in adjusted EBITDA in the second quarter of 2010.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

Senior Unsecured Notes

On July 19, 2011, the Company closed on a private offering of $250.0 million in aggregate principal amount of 9.0% senior notes due 2019 (the "Notes"). The Notes were issued at a price of 100% of their principal amount. The Notes are senior unsecured obligations of ExamWorks and are guaranteed by ExamWorks` existing and future U.S. subsidiaries.

The gross proceeds of $250.0 million were used to repay borrowings outstanding under our senior credit facility, pay related fees and expenses, and for general corporate purposes, including acquisitions.

Commentary

Commenting on today's earnings announcement, Richard E. Perlman, Executive Chairman of ExamWorks, said: "We are pleased to share the results of our strong financial performance this quarter which continues to validate the strength and momentum of our business model. ExamWorks revenues have doubled since the IPO; and EBITDA has grown even faster. We believe that ExamWorks is ideally positioned to sustain this high-growth rate given our track record of successful execution.  Moreover, having just closed our recent bond offering of $250.0 million in notes, we have the financial resources to fund our acquisition strategy and continue to create exceptional shareholder value with minimal dilution to our current shareholders.

 James K. Price, Chief Executive Officer of ExamWorks said: “Our financial performance is a clear indication that we are successfully executing our strategy. The underlying ideas of economies of scale; world class infrastructure; and disciplined operating standards are, without doubt, delivering results while constituting a solid platform for the future.”

Business Outlook

ExamWorks is providing the following updated business outlook for fiscal year 2011:

●
Fiscal year 2011 reported revenue is expected to be $405 million to $415 million, including the expected results of MES, National IME and Premex from the date of acquisition, but excluding the effect of expected future acquisitions during 2011.

●
Fiscal year 2011 reported Adjusted EBITDA is expected to be $74 million to $80 million, including the expected results of MES, National IME and Premex from the date of acquisition, but excluding the effect of expected future acquisitions during 2011.  Adjusted EBITDA is a non-GAAP measure, the use of which by ExamWorks is described below.  The reconciliation to GAAP measures of reported 2011 Adjusted EBITDA is expected to be calculated and presented in a manner consistent with the reconciliation set forth below with respect to the three and six months ended June 30, 2011.

●
The Company expects to acquire a minimum of $40 million of annual revenue during the balance of 2011.  This will result in acquired revenues of at least $265 million since the IPO, reaching the Company’s stated goal of $250 million of acquired revenues in 2011, 2012 and 2013 well ahead of the original timeline.  Including the $40 million of additional acquired revenue, we expect to end 2011 with pro forma revenues in excess of $500 million.  Pro forma revenues assume that all 2011 acquisitions were completed on January 1, 2011.  The potential transaction disclosed on July 8, 2011 is still under evaluation and negotiation but may not occur.  Our acquisition guidance for the remainder of this year is irrespective of this transaction.  We have not and have no intention of announcing the signing or termination of letters of intent in the future.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations, (IMEs), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing carriers a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Below is a table presenting a reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure, for each of the periods indicated.

Forward Looking Statements

Statements made in this press release that express ExamWorks’ or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.  Forward-looking statements may include information concerning ExamWorks’ possible or assumed future results of operations, including descriptions of ExamWorks’ revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks’ operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks’ control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks’ actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our limited operating history; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; changes in regulations affecting our client’s needs for our services; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to retain our clients; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility and future indebtedness.  In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

The Company will host a conference call to discuss the results at 5:00 p.m. Eastern Time. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 573-4840 in the U.S. or (617) 224-4326 internationally with access code 93531164. A live webcast of the call is also accessible through the Investor Relations section of the Company web site at http://investorrelations.examworks.com.

Following the conclusion of the call, a replay of the webcast will be available at the Company`s web site within four hours. Alternatively, a telephonic replay of the call will be available at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time), and can be accessed until August 9, 2011 at midnight Eastern Time, by calling (888) 286-8010 in the U.S. or (617) 801-6888  internationally, with access code  34857289.

CONTACT:
ExamWorks Group, Inc.
J. Miguel Fernandez de Castro, 404-952-2400
Senior Vice President and Chief Financial Officer
investorrelations@examworks.com
SOURCE: ExamWorks Group, Inc.

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011

Revenues:	$35,279	$106,742	$60,679	$173,330
Costs and expenses:
Costs of revenues	22,133	70,508	38,265	114,077
Selling, general and administrative expenses	8,372	21,654	14,383	35,982
Depreciation and amortization	3,570	11,475	6,547	20,084
Total costs and expenses	34,075	103,637	59,195	170,143
Income from operations	1,204	3,105	1,484	3,187

Interest and other expenses, net:
Interest expense, net	1,307	3,018	2,746	4,200
Loss (gain) on interest rate swap	40	(27)	65	(197)
Realized foreign currency loss	-	223	-	223

Total interest and other expenses, net	1,347	3,214	2,811	4,226

Loss before income taxes	(143)	(109)	(1,327)	(1,039)

Income tax benefit	(71)	(37)	(660)	(408)

Net loss	$(72)	$(72)	$(667)	$(631)

Per Share Data:

Net loss per share:
Basic and diluted:	$(0.00)	$(0.00)	$(0.05)	$(0.02)

Weighted average number of common shares outstanding:
Basic and diluted	15,270,593	34,222,475	14,621,853	33,489,308

Adjusted EBITDA	$6,183	$18,465	$10,349	$29,367

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31,	June 30,
ASSETS	2010	2011

Current assets:
Cash and cash equivalents	$33,624	$7,206
Accounts receivable, net	38,638	142,795
Other receivables	33	13
Prepaid expenses	2,175	4,393
Deferred tax assets	68	3,249
Other current assets	42	22
Total current assets	74,580	157,678

Property, equipment and leasehold improvements, net	4,870	7,495
Goodwill	90,582	277,891
Intangible assets, net	66,914	152,313
Deferred tax assets, noncurrent	7,669	-
Deferred financing costs, net	4,176	5,096
Other assets	271	425

Total assets	$249,062	$600,898

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$19,999	$51,231
Accrued expenses	9,414	28,250
Deferred revenue	272	835
Current portion of subordinated unsecured notes payable	2,312	2,143
Current portion of contingent earnout obligation	2,478	1,722
Other current liabilities	3,105	6,271
Total current liabilities	37,580	90,452

Senior revolving credit facility and working capital facilities	4,998	246,963
Long-term subordinated unsecured notes payable, less current portion	2,546	1,825
Long-term contingent earnout obligation, less current portion	2,032	1,461
Deferred tax liability, noncurrent	-	7,349
Other long-term liabilities	1,666	1,887
Total liabilities	48,822	349,937

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; Authorized 50,000,000 shares; no shares issued and outstanding
at December 31, 2010 and June 30, 2011, respectively	-	-
Common stock, $0.0001 par value; Authorized 250,000,000 shares; issued and outstanding 32,216,104
and 34,608,066 at December 31, 2010 and June 30, 2011, respectively	3	3
Additional paid-in capital	211,861	263,443
Accumulated other comprehensive income	1,216	986
Accumulated deficit	(12,840)	(13,471)
Total stockholders' equity	200,240	250,961

Total liabilities and stockholders' equity	$249,062	$600,898

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Six Months Ended June 30,
	2010	2011

Operating activities:
Net loss	$(667)	$(631)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss (gain) on interest rate swap	65	(197)
Depreciation and amortization	6,547	20,084
Amortization of deferred rent	(43)	(106)
Share-based compensation	298	3,022
Provision for doubtful accounts	375	610
Amortization of deferred financing costs	320	934
Deferred income taxes	(742)	(4,449)
Other	-	223
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,830)	(2,623)
Prepaid expenses and other current assets	(697)	(689)
Accounts payable and accrued expenses	2,743	747
Deferred revenue and customer deposits	42	(764)
Other liabilities	414	232
Net cash provided by operating activities	6,825	16,393

Investing activities:
Cash paid for acquisitions, net	(61,890)	(280,542)
Purchases of equipment and leasehold improvements, net	(980)	(2,634)
Working capital and other settlements for acquisitions	(220)	(1,636)
Net cash used in investing activities	(63,090)	(284,812)

Financing activities:
Net borrowings (repayments) under revolving credit facilities	(600)	204,000
Net borrowings under working capital facilities	-	37,794
Excess tax benefit related to share-based compensation	-	1,886
Proceeds from the exercise of options and warrants	-	1,313
Borrowings under term loan	40,969	-
Issuance of preferred stock, net	32,421	-
Issuance of common stock, net	2,772	-
Payment of related party notes	(3,500)	-
Repayment of subordinated unsecured notes payable	(639)	(1,277)
Payment of deferred financing costs	(1,603)	(1,838)
Other	-	(25)
Net cash provided by financing activities	69,820	241,853

Exchange rate impact on cash and cash equivalents	-	148

Net increase (decrease) in cash and cash equivalents	13,555	(26,418)
Cash and cash equivalents, beginning of period	1,499	33,624
Cash and cash equivalents, end of period	$15,054	$7,206

NON CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for acquisitions	$6,683	$45,386
Issuance of common stock for termination of agreement	$1,434	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$1,985	$3,702
Cash paid for income taxes	$177	$1,773

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011

Reconciliation to Adjusted EBITDA:

Net loss	$(72)	$(72)	$(667)	$(631)
Share-based compensation expense (1)	184	2,045	298	3,022
Depreciation and amortization	3,570	11,475	6,547	20,084
Acquisition-related transaction costs	1,225	1,460	2,020	2,227
Other non-recurring costs	-	380	-	847
Interest and other expenses, net	1,347	3,214	2,811	4,226
Benefit for income taxes	(71)	(37)	(660)	(408)
Adjusted EBITDA	$6,183	$18,465	$10,349	$29,367

(1)
Share-based compensation expense of $650,000 is included in costs of revenues for the three and six months ended June 30, 2011 and the remainder is included in SGA expenses. For the three and six months ended June 30, 2010, all share-based compensation